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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors

We consent to the reference to our firm under the captions "Summary Consolidated Financial and Other Data," "Selected Consolidated Financial and Other Data" and "Experts" and to the use of our reports dated February 26, 2000 (except for Note 1, as to which the date is September 22, 2000, and Note 13, as to which the date is _______), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-45514) and related Prospectus of Garmin Ltd. dated November 2, 2000.


                                                               Ernst & Young LLP

Kansas City, Missouri


                               The foregoing consent is in the form that will be
                              signed upon the completion of the 1.12379256 for 1
                               common stock split as described in Note 13 to the
                                              consolidated financial statements.

                                                           /s/ Ernst & Young LLP

                                                               Ernst & Young LLP

                                                           Kansas City, Missouri
                                                                November 1, 2000